  As filed with the Securities and Exchange Commission on September 9_, 1996

                                                    Registration No. 333-____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CELLULARVISION USA, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                 13-3853788
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                                 505 Park Avenue
                            New York, New York 10022
                    (Address of principal executive offices)

                            CellularVision USA, Inc.
                           1995 Stock Incentive Plan
                            (Full title of the plan)

                             Shant S. Hovnanian
                    President and Chief Executive Officer
                          CellularVision USA, Inc.
                               505 Park Avenue
                          New York, New York 10022
                               (212) 751-0900

          --------------------------------------------------------
          (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

- ----------------------- ---------------------- ------------------------- --------------------- ----------------------


Title of securities                            Proposed maximum          Proposed maximum      Amount of
to be registered        Amount to be           offering price per        aggregate offering    registration fee
                        registered(1)          share (2)                 price (2)
- ----------------------- ---------------------- ------------------------- --------------------- ----------------------
Common Stock, $.01
par value per share     1,250,000              $10.25                    $12,812,500           $4,418.10

- ------------------------
(1) This Registration Statement covers 1,250,000 shares authorized to be sold under the CellularVision USA, Inc. 1995 Stock Incentive Plan (the "Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by CellularVision USA, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 (as amended by Form 10-Q/A filed on July 9,
         1996) and June 30, 1996, filed pursuant to the Exchange Act; and

          (c) The description of the common stock of the Company, $.01 par value per share (the "Common Stock") incorporated by reference into the Company's Registration Statement on Form 8-A, filed on January 19, 1996 pursuant to the Exchange Act, contained in the Company's Registration Statement on Form S-1, filed on October 18, 1995 pursuant to the Securities Act of 1933 (the "Securities Act"), as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, filed on December 1, 1995, January 16, 1996 and February 5, 1996, respectively, pursuant to the Securities Act.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware law, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

                  The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

Exhibit No.

         4.1 Copy of the Company's Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-1, Registration No. 33-98340, filed on October 18, 1995 pursuant to the Securities Act (the "S-1 Registration Statement"), Exhibit 3.1).

         4.2 Copy of the Company's By-Laws (incorporated by reference to Amendment No. 2 to the S-1 Registration Statement, filed on January 16, 1996 pursuant to the Securities Act, Exhibit 3.2).

         5        Opinion of Willkie Farr & Gallagher.

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2     Consent of Willkie Farr & Gallagher (contained in Exhibit
                  5).

         24 Powers of Attorney (reference is made to the signature page herein)

Item 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of July, 1996.

                            CELLULARVISION USA, INC.

                            By:/s/ Shant S. Hovnanian
                                Shant S. Hovnanian
                                President and
                                Chief Executive Officer

         Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Shant S. Hovnanian and Dan Reiss and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                        Title                                  Date
        ---------                                        -----                                  ----

/s/ Shant S. Hovnanian                   Chairman of the Board, President and Chief            July 31, 1996
Shant S. Hovnanian                       Executive Officer

/s/ Erik Kruger                          Principal Financial Officer and Principal             July 31, 1996
Erik Kruger                              Accounting Officer

/s/ Bernard B. Bossard                   Executive Vice President, Chief Technical Officer     July 31, 1996
Bernard B. Bossard                       and Director

/s/ Vahak S. Hovnanian                   Director                                              July 31, 1996
July 31, 1996 Vahak S. Hovnanian

_______________________                  Director
William E. James

/s/ Bruce G. McNeill                     Director                                              July 31, 1996
Bruce G. McNeill

/s/ Roy H. March                         Director                                              July 31, 1996
Roy H. March

/s/ Matthew J. Rinaldo                   Director                                              July 31, 1996
Matthew J. Rinaldo

/s/ Peter Alan Rinfret                   Director                                              July 31, 1996
Peter Alan Rinfret

/s/ Dennis G. Spickler                   Director                                              July 31, 1996
Dennis G. Spickler


                            INDEX TO EXHIBITS



Exhibit No.

5                          Opinion of Willkie Farr & Gallagher,
                           counsel to the Company.

23.1                       Consent of Coopers & Lybrand LLP.

23.2                       Consent of Willkie Farr & Gallagher
                           (contained in Exhibit 5).